EXHIBIT 10.1

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT, dated as of the 19th day of November, 2004 between Circle Group Holdings, Inc. 1011 Campus Drive, Mundelein, IL 60060 (hereafter the "Company"), and Stavros N. Papageorgiou, 41-45 Kifissias Ave. Marousi Greece 151 23 (hereinafter the "Consultant").

                                    RECITALS

     WHEREAS, the Company desires to engage Consultant to perform services for the Company, and Consultant desires to perform such services, on the terms and conditions herein after set forth; and

     WHEREAS, the Company herein agrees to compensate Consultant for such services;

     NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

                                    AGREEMENT

     1. EXCLUSIVE AGENCY & SERVICES. The Company hereby appoints Consultant as its exclusive agent in Greece whereas Consultant wishes to provide Company with consulting services, which services include, but are not limited to the following: (a) assisting the Company with distribution and sale of its products in Greece; (b) assisting the Company with public relations of the Company in Greece; (c) assisting the Company in developing a manufacturing plant in Greece;
(d) introducing the Company to Sanyo for possible investment by Sanyo into the Company and possible assistance by Sanyo in the distribution and/or manufacturing of the Company's products; (e) introducing the Company to investors for the purpose becoming familiar with Circle Group Holdings stock; and (f) assisting the Company in evaluating and structuring potential mergers and/or acquisitions with companies headquartered in Greece. The services to be provided by the Consultant shall be performed from time to time upon the request of the Company and/or at the suggestion of the Consultant.

     2. NO MANAGEMENT POWERS. The Consultant shall have no authority to bind the Company to any agreement or in any manner without the prior written approval and direction of the Board of Directors or the Chief Executive Officer of the Company.

     3. COMPENSATION.

Upon signing of this agreement, the Company shall grant warrants to Consultant to purchase 500,000 shares of rule 144 common-stock at 80 cents per share exercisable for two years. In exchange, Consultant shall use his best efforts to
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          (1)  secure  distribution and sale of the Company's products in Greece on terms acceptable to the Company;

          (2) securing a manufacturing plant in Greece on terms acceptable to the Company;

          (3) arranging an investment by Sanyo into the Company on terms acceptable to the Company;

          (4) providing merger and/or acquisition opportunities for the Company on terms acceptable to the Company;

After exercised, the shares underlying the warrants shall carry demand registration rights at any time after April 15, 2005. The formal warrant agreement fully executed by the Company shall be provided to Consultant in hard copy within five (5) days from the date this agreement is executed detailing the terms as specified above.

     4. STOCK. The Consultant shall purchase 1,750,000 shares of the Company's rule 144 common stock in a private sale for $1,575,000 (USD). Payment shall be made by wire transfer to be executed by Consultant's bank on or before January 5, 2005, as per wiring instructions shown on signature page. The shares shall carry demand registration rights at any time after April 15, 2005. Additionally, the Company shall grant warrants to Consultant to purchase 1,750,000 shares of rule 144 common-stock at 90 cents per share, exercisable for two years. After exercised, the shares underlying the warrants shall carry demand registration rights at any time after April 15, 2005. The formal warrant agreement fully executed by the Company shall be provided to Consultant in hard copy within five
(5) days from the date this agreement is executed detailing the terms as specified above.

     5. TERM. This Agreement shall be for a term of two years commencing November 19, 2004 and ending November 18, 2006. The parties may extend or modify the term of this Agreement in writing signed by both parties.

     6. CANCELLATION. This Agreement shall be cancelable for non-performance by either party upon 30 days written notice. All compensation paid to Consultant prior to the time of any termination is non-refundable but subject to performance by Consultant as specified herein Point 1 of this agreement.

     7. INDEPENDENT CONTRACTOR. Consultant is, and shall remain, an independent contractor and shall not be an employee of the Company. Consultant shall be responsible for all employee taxes, workman's compensation and taxes and filings with regard to its employees. The Company shall not withhold any taxes from consultant fees paid pursuant to this agreement.

     8. CONFIDENTIAL INFORMATION. Consultant covenants and agrees not to disclose, directly or indirectly, at any time either during the term of this Agreement or within twenty four (24) months subsequent to the termination of this Agreement to anyone not an employee of the Company, and not to use at any time either during employment or within two (2) years subsequent to the termination of employment, except in the course of employment with the Company, any proprietary or confidential information of the Company or of any parties dealing with the Company unless he shall first secure the consent of the Company in writing or unless he shall involuntarily be required to do so by a court having competent jurisdiction after notice to the Company. The Company and Consultant hereby acknowledge that: (a) the duration limitation imposed with respect to said secret and confidential information are reasonable; and (b) the restrictions stated hereinabove are reasonably necessary for the protection of the Company's legitimate proprietary interests.

     9. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered may be entered in any court having jurisdiction thereof. Such arbitration shall be mandatory and exclusively held in the County and State of the Defendant in any action brought by either party in this agreement, and the cost thereof, including reasonable attorneys' fees, shall be borne by the losing party or in such proportions as the arbitrator may decide.

     Notwithstanding anything else contained herein to the contrary, the Consultant acknowledges that his violation of paragraphs 7 of this Agreement would result in irreparable damages to the Company and that an award of money damages in an arbitration proceeding would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have to commence arbitration proceedings, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce paragraphs 7 of this Agreement, and the Company will not be obligated to post bond or other security in seeking such relief.

     If any legal action or proceeding, other than arbitration in accordance with the rules of the American Arbitration Association as described in this
Section 8, is brought by either the Consultant or the

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

Company in order to enforce a provision of this Agreement, the unsuccessful party in such action or proceeding, whether or not such action or proceeding is settled or prosecuted to final judgment, shall pay all of the attorneys' fees and costs incurred by the prevailing party.

     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with regards to the matters discussed herein. It also supersedes any and all other agreements or contracts, either oral or written, between the parties with respect to the subject matter hereof.

     11. AMENDMENT. The terms and conditions of this Agreement may be amended at any time by mutual agreement of the parties, provided that before any amendment shall be valid or effective it shall have been approved by the Board of Directors of the Company and reduced to writing and signed by the Company and the Consultant.

     12. SEVER ABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect its other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

     13. WAIVER. No waiver by either party of a breach of any provision of this Agreement shall operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     14. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto, and neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

     15. GOVERNING LAW. This Agreement and any claim resulting there from shall be exclusively brought, governed by and construed in accordance with the laws of the Defendant in the event any claim is brought under this agreement, without giving effect to the conflict of laws.

     16. FACSIMILE & COUNTERPART COPIES. All duly executed facsimile copies signed jointly or in counterparts are fully binding under any and all applicable laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Company: Circle Group Holdings, Inc.         Consultant: Stavros N. Papageorgiou


By /s/ GREGORY J. HALPERN                    By /s/ STAVROS N. PAPAGEORGIOU
   -------------------------                    -------------------------------
Gregory J. Halpern, President                       Stavros N. Papageorgiou
& Chief Executive Officer

                         Recipient's Wiring Instructions

Bank name:        _____________________       Bank Address: 2000 S. Lake Street,
Account Name:     _____________________       Mundelein, Illinois 60060, USA
Account Number:   _____________________       Bank Contact:___________________
ABA #             _____________________       Bank Telephone:_________________


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